UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, the Company created the new position of Chief Accounting Officer and promoted T. Michael Love, age 57, to serve as Chief Accounting Officer of the Company, effective May 16, 2023. Mr. Love has been with the Company for approximately 15 years, serving as Senior Vice President, Corporate Controller of the Company. Prior to Mr. Love’s promotion, Paul DiMarco, the Company’s Executive Vice President and Chief Financial Officer, effectively served as the Company’s principal accounting officer.

There are no arrangements or understandings between Mr. Love and any other person pursuant to which Mr. Love was promoted to Chief Accounting Officer of the Company, and Mr. Love has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Love has not entered into, and no grant or award has been made to Mr. Love under, any material plan, contract or arrangement of the Company in connection with his promotion. Mr. Love will continue to receive the compensation and benefits he currently receives in his current roles with the Company.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Love had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: May 17, 2023	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary